SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

VERI-TEK INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Michigan	001-32401	42-1628978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50120 Pontiac Trail, Wixom, MI 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 220-2001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 24, 2005, David V. Harper submitted his resignation, effective October 31, 2005, as Chief Financial Officer of Veri-Tek Corporation (the “Company”) to pursue other opportunities. In connection with Mr. Harper’s departure, the Company and Mr. Harper have entered into a Settlement Agreement and Complete and Permanent Release, dated November 2, 2005 (the “Release Agreement”), pursuant to which, among other things, the parties terminated Mr. Harper’s Employment Agreement, dated April 1, 2004, and the Company agreed to pay Mr. Harper severance in the amount of approximately $85,500. The foregoing description of the Release Agreement is qualified in its entirety by reference to the Settlement Agreement and Complete and Permanent Release included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1	Veri-Tek International Corp., Settlement Agreement and Complete and Permanent Release.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERI-TEK INTERNATIONAL, CORP. a Michigan corporation (Registrant)

Date: November 3, 2005	By:	/s/
Michael C. Azar
General Counsel, Vice President and Secretary

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